                                                                     Exhibit 5.1

                                          KIRSCHNER, MAIN, PETHIE, GRAHAM, TANNER & DEMONT
                                                      PROFESSIONAL ASSOCIATION
                                                          ATTORNEYS AT LAW
BARRY C. AVERITT                                 ONE INDEPENDENT DRIVE, SUITE 2000                           HOWARD L. ALFORD
MICHAEL E. DEMONT                                   JACKSONVILLE, FLORIDA 32202                              WYMAN R. DUGGAN
BABETTE L. FLETCHER                                           ________                                       KAREN SMITH FRENCH
T. MALCOLM GRAHAM                                                                                            JOHN F. GERMANY, JR.
LEE STATHIS HARAMIS                                       MAILING ADDRESS:                                   DEBORAH L. GREENE
T. GEOFFREY HEEKIN                                      POST OFFICE BOX 1559                                 REESE J. HENDERSON, JR.
KENNETH M. KIRSCHNER                              JACKSONVILLE, FLORIDA 32201-1559                           ERIC S. KOLAR
JAMES L. MAIN                            TELEPHONE (904) 354-4141  FACSIMILE (904) 358-2199                  JULIE LUTEN SCHILBRACK
GAYLE PETRIE                                                                                                 CHARLES S. McCALL
MICHAEL G. TANNER                                                                                            JOHN T. ROGERSON, III
                                                                                                             ANN K. VINING
                                                                                                             CHERYL LYNN VIRTA
                                                                                                             ALAN S. WACHS

                               December 22, 1995

Vector Aeromotive Corporation
7601 Centurion Parkway South
Jacksonville, Florida  32256

     Re:  Vector Aeromotive Corporation/Registration
          Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Vector Aeromotive Corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") on December 22, 1995, of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the proposed issuance or sale of up to 23,590,000 shares of common stock, $.01 par value, of the Company (the "Common Stock"), and 500,000 warrants to purchase Common Stock (the "Warrants").

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 23,590,000 shares of Common Stock and the 500,000 Warrants have been duly authorized and, with respect to the Warrants and the shares of Common Stock that have not yet been issued, when issued and sold against payment therefor, will be validly issued, fully paid and non-assessable.

Vector Aeromotive Corporation
December 22, 1995
Page 2

     We hereby consent to the inclusion and filing of this opinion as Exhibit
5.1 to the Registration Statement.

     The opinion herein is limited to the corporate laws of the State of Nevada and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

     This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and, except as expressly provided herein, may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                  Very truly yours,

                                  KIRSCHNER, MAIN, PETRIE, GRAHAM,
                                     TANNER & DEMONT

                                  By: /s/ T. Malcolm Graham
                                      ----------------------------